UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2014

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza Hartford, Connecticut		06155
______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2014, Hartford Life, Inc., a Delaware corporation (the “Seller”) and an indirect wholly-owned subsidiary of The Hartford Financial Services Group, Inc. (the "Company"), entered into a Stock Purchase Agreement (the "Purchase Agreement") to sell to ORIX Life Insurance Corporation ("Buyer"), a subsidiary of ORIX Corporation, a Japanese company, all of the issued and outstanding equity of Hartford Life Insurance KK, a Japanese company (“HLIKK”), for a total purchase price of $895 million, to be paid to the Seller, in cash. Pursuant to the terms of the Purchase Agreement, the purchase price is subject to potential upward or downward adjustment at the closing (the “PPA”) based on changes in the adjusted net worth of HLIKK and changes in the value of the in-force variable annuity business of HLIKK from a reference date of December 31, 2013 through the date of closing.

Concurrently with the sale, HLIKK will recapture risks reinsured to the Company’s U.S. subsidiaries Hartford Life & Annuity, Inc. (“HLAI”) and Hartford Life Insurance Company, including any liabilities associated with: i) yen and U.S. dollar based fixed market value adjusted annuity products written by HLIKK, and ii) guaranteed minimum death benefit contracts that were issued with guaranteed minimum income benefit and guaranteed minimum accumulation benefit riders. Upon closing, the Buyer will be responsible for all liabilities for the recaptured business. Through its HLAI subsidiary, the Company will, however, continue to provide reinsurance for approximately $1.1 billion of fixed payout annuities related to the 3Win product formerly written by HLIKK.
Closing of the transaction is subject to satisfaction or waiver of customary conditions, including regulatory approvals from the Japan Financial Services Agency and other regulators. The closing is also subject to the Bloomberg Ticker index “CDX IG CDSI S22 5Y” (the “Index”) not exceeding 150 basis points on any day from the seventh business day through the third business day immediately preceding the date of closing. As of April 25, 2014, the Index was 67 basis points. If the transaction has not closed by October 1, 2014, either party to the Purchase Agreement has the right to terminate the transaction.
The Purchase Agreement and other transaction documents contain customary representations and warranties made by the Seller and certain customary covenants regarding HLIKK, and provide for indemnification, among other things, for breaches of those representations, warranties and covenants.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 28, 2014, the Company issued a press release announcing that the Seller entered into the Purchase Agreement with Buyer. The press release is furnished as Exhibit 99.1 to this Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company estimates that the March 31, 2014 pro forma effect of the transaction is a U.S. GAAP after-tax loss of approximately $675 million and a statutory surplus loss of approximately $275 million in its U.S. life subsidiaries, which will be recorded in the Company’s second quarter 2014 financial results. The expected loss on sale and the results of operations of HLIKK prior to closing of the transaction will be reported as discontinued operations beginning in the second quarter of 2014. As discontinued operations, the results of operations of HLIKK will be excluded from income from continuing operations and from core earnings, a non-GAAP financial measure, for all periods presented in the financial statements.

The Company estimates a March 31, 2014 pro forma capital benefit from the transaction of approximately $1.4 billion, including the net sales proceeds of approximately $860 million, after-tax, and an estimated reduction in capital required in the Company’s U.S. life insurance subsidiaries of approximately $540 million due to the termination of reinsurance agreements with those subsidiaries supporting the Japan annuity business.

The total capital benefit of the transaction to the Company will be impacted by any adjustments to the purchase price under the PPA, offset by any gains or losses in the Company’s hedging program. While the Company’s hedge program is designed to largely offset the effect of the PPA on the expected statutory capital benefit, gains or losses from the hedge program could differ materially from the PPA. Under such circumstances, the total capital benefit of the transaction at closing and the estimated U.S. GAAP after-tax loss and statutory surplus loss could differ materially and adversely from the estimates set forth above.

In addition to the regulatory approvals outlined under Item 1.01 above, the Company’s ability to access the capital released from the transaction through the estimated reduction in capital required at the U.S. life insurance subsidiaries is subject to extraordinary dividend approval by the Connecticut Insurance Commissioner.

Certain information included in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements that involve risks, uncertainties and assumptions. We caution you not to place undue reliance on these forward-looking statements, and we do not undertake any obligation to update these forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1
Stock Purchase Agreement, dated as of April 28, 2014, between Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc., and ORIX Life Insurance Corporation, a subsidiary of ORIX Corporation.*

99.1	Press Release of The Hartford Financial Services Group, Inc. dated April 28, 2014.

* The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.
April 28, 2014	By:	/s/ Christopher J. Swift
Name: Christopher J. Swift
Title: Executive Vice President and Chief Financial Officer

Index of Exhibits

Exhibit Number	Description

2.1
Stock Purchase Agreement, dated as of April 28, 2014, between Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc., and ORIX Life Insurance Corporation, a subsidiary of ORIX Corporation.*

99.1	Press Release of The Hartford Financial Services Group, Inc. dated April 28, 2014.

* The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.